UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): March 30, 2007

                               Balchem Corporation
             (Exact name of registrant as specified in its charter)

Maryland                                   1-13648           13-257-8432
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation)                                               Identification No.)

                       P.O. Box 600, New Hampton, NY 10958
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 326-5600

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

         On March 30, 2007, Balchem Corporation ("Balchem" or the "Company"), through its wholly-owned subsidiary Balchem B.V., entered into a Sale and Purchase Agreement (the "Purchase Agreement") with Akzo Nobel Chemicals S.p.A., a subsidiary of Akzo Nobel Chemicals International B.V. ("Akzo"), pursuant to which Balchem B.V. agreed to acquire Akzo's methylamines and choline chloride business and manufacturing facilities located in Marano Ticino, Italy for a purchase price of (euro)5,540,000, plus the value of certain product inventories, less the value of certain payables to be made by the Company. Provisionally, the Company is to pay a total of (euro)5,599,000 at closing based upon estimates of such inventories, payables and the purchase price. Such amount is subject to adjustment after the closing based upon actual finished goods and raw materials inventory as of the closing date, as well as reconciliation of the other estimated constituents of the provisional purchase price. The parties believe the final purchase price will be settled no later than 90 days after closing. The closing is subject to the completion of a trade union consultation procedure required by Italian law. The parties anticipate that the closing of the acquisition will occur in the next 30 to 60 days.

         Under the Purchase Agreement, Balchem B.V. will assume the business as a going concern, including the manufacturing equipment, office facilities, most of the customer accounts, associated contracts and intellectual property. In connection, the Company will assume liabilities certain relating to the business prior to the closing, including the payables and unpaid employee entitlements. In addition, employment of all of Akzo's current employees located at its Marano Ticino facility will be transferred to the Company. The Purchase Agreement also provides that the Company will offer to employ Akzo's sales staff (currently employed by affiliates of Akzo). The Purchase Agreement contains, among other things, customary representations and warranties of the parties, customary indemnities, and other customary provisions, including an agreement of Akzo to conduct the business only in the ordinary course until the closing.

         The foregoing description of the Purchase Agreement is qualified in its entirety by the terms and provisions of the Purchase Agreement, which is attached hereto as Exhibit 2.1.

         On April 2, 2007, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.


Item 9.01  Financial Statements and Exhibits.

         (d)  Exhibits

         Exhibit 2.1 Sale and Purchase Agreement dated March 30, 2007, by and between Balchem B.V. and Akzo Nobel Chemicals S.p.A.


         Exhibit 99.1       Press Release of Balchem Corporation dated April 2,
                            2007.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BALCHEM CORPORATION


                                              By:/s/ Dino A. Rossi
                                              ----------------------------
                                              Dino A. Rossi, President &
                                              Chief Executive Officer

Dated: April 4, 2007


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                                  Exhibit Index


Exhibit Number            Description
--------------            -----------

 Exhibit 2.1 Sale and Purchase Agreement dated March 30, 2007, by and between Balchem B.V. and Akzo Nobel Chemicals S.p.A.


 Exhibit 99.1             Press Release of Balchem Corporation dated April 2,
                          2007.